EXHIBIT 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Ron Levy, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Crypto Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2019	/s/ Ron Levy
Ron Levy
Chief Executive Officer, Chief Operating Officer and Secretary
(Principal Executive Officer)